UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Convergys Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 1, 2015

Dear Shareholder:

We previously provided you with notice of the 2015 Annual Meeting of Shareholders of Convergys Corporation (“Convergys” or “we,” “us” or “our”) to be held on April 22, 2015 and with internet access to Convergys’ proxy statement for the Annual Meeting, which was filed with the SEC and is also available at www.edocumentview.com/cvgb.

As described in the proxy statement, Convergys’ Board of Directors determined that all of the nominees for election as directors at the Annual Meeting are independent under applicable NYSE standards and SEC rules (with the exception of our Chief Executive Officer, Andrea J. Ayers, and our Chairman of the Board, Jeffrey H. Fox). We also reported in the proxy statement that Convergys had utilized The Corporate Executive Board Company (CEB), of which Thomas L Monahan III, one of our directors and a nominee for reelection, is Chairman and Chief Executive Officer, to provide services in 2014, but that our Board had considered Mr. Monahan’s relationship with CEB and determined that it did not disqualify him from being deemed independent under the NYSE listing standards.

ISS Proxy Advisory Services (“ISS”), however, expressed concern that Mr. Monahan, who also is a member of our Compensation and Benefits and Governance and Nominating Committees, would not be an independent outside director under ISS’ own categorization standards if CEB had provided in excess of $10,000 professional services to Convergys in 2014. Accordingly, ISS recommended that shareholders withhold their votes from Mr. Monahan.

ISS defines professional services as services that are advisory in nature. The only service provided by CEB to Convergys in 2014 was a subscription-based online benchmarking tool for communications best practices. In addition, during 2013, CEB conducted an employee survey for SGS Holdings Inc. (Stream), now a subsidiary of Convergys. The results of the employee survey were delivered to Stream in January 2014, and Convergys did not acquire Stream until March, 2014; therefore, neither Convergys’ directors nor its management participated in Stream’s decision to engage CEB. We have confirmed with ISS that neither the online benchmarking tool provided by CEB nor CEB’s employee survey work were advisory in nature and, therefore, do not constitute professional services, as defined by ISS. ISS has informed us that, based on this additional information, they intend to change their recommendation and recommend a vote for Mr. Monahan’s reelection as a director.

Your vote is important. For the foregoing reasons, we ask that you consider the information included in this letter and our proxy statement when casting your vote.

Our Board unanimously recommends that you vote FOR the election of all director nominees.

Thank you for your ongoing support.

/s/ Jarrod B. Pontius

Jarrod B. Pontius
Corporate Secretary